EXHIBIT 10.29

THIRD AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

This THIRD AMENDED AND RESTATED EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into effective as of July 28, 2006, by and between BANKUNITED FINANCIAL CORPORATION, a publicly held business corporation organized and operating under the laws of the State of Florida and having its principal executive offices at 255 Alhambra Circle, Coral Gables, Florida 33134 (“Company”), and ALFRED R. CAMNER, an individual residing in Miami-Dade County, Florida (“Executive”). Any reference to the “Bank” herein shall mean BankUnited, FSB, a wholly-owned subsidiary of the Company.

WITNESSETH:

WHEREAS, the Company, the Bank and the Executive entered into an Employment Agreement dated as of November 14, 1997, which was amended and restated as of April 1, 2002 (“Second Agreement”), and further amended by amendments dated October 23, 2002, April 1, 2003, September 29, 2003, December 29, 2003, April 21, 2006 and June 7, 2006 (collectively, the “Amendments”), pursuant to which the Executive has served as Chairman of the Board and Chief Executive Officer of the Company and the Bank; and

WHEREAS, the Compensation Committee of the Board of Directors (the “Committee”) has reviewed the Second Agreement and the Amendments with the assistance of executive compensation consultants and counsel; and

WHEREAS, based on this review, the Committee and the Executive have agreed to amend and restate the Second Agreement; and

WHEREAS, the third amended and restated agreement will, among other changes, (i) revise the provisions for salary and performance-based compensation, (ii) delete the provision, which has expired, restricting the CEO’s exercise of options; (iii) extend the office relocation distance which may be deemed to trigger an “involuntary resignation” following a change in control of the Company; (iv) modify or delete certain items in the calculation of the termination payment that may be payable by the Company to the Executive in specified circumstances; (v) expand the definition of “cause,” (vi) revise the definition of a change in control; (vii) require that a change of control be consummated, rather than merely approved by shareholders, to constitute a change in control that triggers payment to the Executive; (viii) limit the period during which the Executive may leave and receive a termination payment following a change in control; (ix) provide that the period following the Executive’s death or disability during which a change in control that triggers payment to the Executive’s estate must occur, is automatically extended as necessary for required regulatory and shareholder approvals to be obtained; and (x) add confidentiality and non-disparagement provisions.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Company and the Executive hereby agree as follows:

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Section 1. Employment.

The Company agrees to continue to employ the Executive, and the Executive hereby agrees to such continued employment, during the period and upon the terms and conditions set forth in this Agreement.

Section 2. Employment Period; Remaining Unexpired Employment Period.

(a) The terms and conditions of this Agreement shall be and remain in effect during the period of employment established under this Section 2 (“Employment Period”). The Employment Period shall be for a term of five years beginning on the date of this Agreement and ending on the fifth anniversary date of this Agreement (each, an “Anniversary Date”), plus such extensions, if any, as are provided by the Board of Directors of the Company (“Board”) pursuant to Section 2(b).

(b) Except as provided in Section 2(c), beginning on the date of this Agreement, the Employment Period shall automatically be extended for one (1) additional day each day, unless either the Company or the Executive elects not to extend the Agreement further by giving written notice to the other party, in which case the Employment Period shall end on the fifth anniversary of the date on which such written notice is given. For all purposes of this Agreement, the term “Remaining Unexpired Employment Period” as of any date shall mean the period beginning on such date and ending on: (i) if a notice of non-extension has been given in accordance with this Section 2(b), the fifth anniversary of the date on which such notice is given; and (ii) in all other cases, the fifth anniversary of the date as of which the Remaining Unexpired Employment Period is being determined. Upon termination of the Executive’s employment with the Company for any reason whatsoever, any daily extensions provided pursuant to this Section 2(b), if not therefore discontinued, shall automatically cease.

(c) Nothing in this Agreement shall be deemed to prohibit the Company at any time from terminating the Executive’s employment during the Employment Period with or without notice for any reason; provided, however, that the relative rights and obligations of the Company and the Executive in the event of any such termination shall be determined under this Agreement.

Section 3. Duties.

The Executive shall serve as the Chairman of the Board and Chief Executive Officer of the Company, having such power, authority and responsibility, and performing such duties as are prescribed by or under the Bylaws of the Company and as are customarily associated with such position. Except as provided in Section 7 hereof, the Executive shall devote his full business time and attention (other than during weekends, holidays, approved vacation periods, and periods of illness or approved leaves of absence) to the business and affairs of the Company and shall use his best efforts to advance the interests of the Company.

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Section 4. Salary.

In consideration for the services to be rendered by the Executive hereunder, commencing on the effective date of this Agreement and as in effect prior thereto, the Company shall pay to the Executive a salary at an annual rate of Four Hundred and Seventy-Five Thousand and 00/100 Dollars ($475,000), payable in approximately equal installments in accordance with the Company’s customary payroll practices for senior officers. In addition, as in effect prior thereto and continuing thereafter, the Company shall provide the Executive with the opportunity to earn cash in an amount up to between One Million Dollars and 00/100 Dollars ($1,000,000) and One Million Three Hundred Thousand and 00/100 Dollars ($1,300,000) per fiscal year, dependent upon the satisfaction of short-term compensation goals set by the Compensation Committee (the “Committee”) of the Company’s Board of Directors, in a manner that would result in the payment of any compensation upon the achievement of such goals as qualifying as performance-based under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee shall set such performance goals for each quarter or other designated short-term period at the beginning of each fiscal year, and shall evaluate whether the goals have been achieved after the end of each such quarter or period. The amount, if any, determined by the Committee to have been earned based upon such evaluation shall be paid as soon as practicable. Prior to each Anniversary Date occurring during the Employment Period, the Committee shall review the Executive’s annual rate of salary and short-term performance-based compensation, and may, in its discretion, approve an increase therein. For purposes of Section 9(b)(iv), the term “Salary” shall mean the annual cash salary earned by the Executive pursuant to this Section 4. In addition to Salary, the Executive may receive other cash or stock compensation from the Company for services rendered hereunder at such times, including cash bonuses, in such amounts and on such terms and conditions as the Committee, in its discretion, may determine from time to time, but such additional compensation shall not be considered to be Salary.

Section 5. Additional Employee Benefit Plans and Programs.

(a) During the Employment Period, the Executive shall be treated as an employee of the Company and shall be entitled to participate in and receive benefits under any and all qualified or non-qualified retirement, pension, savings, profit-sharing or stock bonus plans, any and all group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans, and any other employee benefit and compensation plans (including, but not limited to, any incentive compensation plans or programs, stock option and appreciation rights plans and restricted stock plans) as may from time to time be maintained by, or cover similarly situated executives of, the Company, in accordance with the terms and conditions of such employee benefit plans and programs and compensation plans and programs and consistent with the Company’s customary practices. The Executive’s estate or his designee shall be the beneficiary of life insurance policies on the life of the Executive having a face amount of at least $6,000,000. In the event that the Executive has or obtains a substitute policy or policies for the life insurance policies which were originally purchased by the Company to provide coverage of $6,000,000, and cancels or has canceled the

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original policies, the Company shall reimburse the Executive for the costs of such substitute policy or policies to the extent of the amount that the premium on the cancelled policies would have been, had such cancelled policies continued in force.

(b) Executive hereby agrees that, during the term of this Agreement, he shall not convert any of the shares of Noncumulative Convertible Preferred Stock, Series B (the “Series B Preferred”), which he now owns or may own in the future into shares of Class B Common Stock, if such conversion would cause the total number of shares of Class B Common Stock issued to exceed the number of shares of Class B Common Stock authorized for issuance, unless the Executive first converts to Class A Common Stock, a number of shares of Class B Common Stock that is at least equal to the number of shares that would be issuable upon conversion of the Series B Preferred shares.

Section 6. Indemnification and Insurance.

(a) During the Employment Period and for a period of six (6) years thereafter, the Company shall cause the Executive to be covered by and named as an insured under any policy or contract of insurance obtained by it to insure its directors and officers against personal liability for acts or omissions in connection with service as an officer or director of the Company or service in other capacities at the request of the Company. The coverage provided to the Executive pursuant to this Section 6 shall be of the same scope and on the same terms and conditions as the coverage (if any) provided to other officers or directors of the Company.

(b) To the maximum extent permitted under applicable law, during the Employment Period and for a period of six (6) years thereafter, the Company shall indemnify the Executive against and hold him harmless from any costs, liabilities, losses and exposures to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any director or officer of the Company or any subsidiary or affiliate thereof.

Section 7. Outside Activities.

During the Employment Period, it shall not be a violation of this Agreement and shall not permit the Company to terminate the Executive’s employment for Cause if the Executive engages in the activities described below or any activities similar in nature and scope, as long as such activities do not significantly interfere with the performance of the Executive’s responsibilities in accordance with this Agreement and do not constitute a violation of any applicable law, rule, regulation or code of conduct or policy established by the Company and applicable to similarly situated executives: (i) engaging in the practice of law, including, without limitation, as a member of the firm of Camner, Lipsitz and Poller, Professional Association, (ii) serving on industry, corporate, civic or charitable boards or committees, (iii) managing personal investments (including, without limitation, family controlled enterprises), or (iv) investing in, advising or serving as an officer or director of other corporations or business entities. It is expressly understood and agreed that, to the extent any such activities have been conducted by the Executive prior to the date of this Agreement, the continued conduct of such activities (or the conduct of activities similar in nature and scope) shall not thereafter be deemed to interfere with

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the performance of the Executive’s responsibilities to the Company. The Executive may also serve as an officer or director of the Bank on such terms and conditions as the Executive and the Bank may mutually agree upon, and such service shall not be deemed to materially interfere with the Executive’s performance of his duties hereunder or otherwise result in a material breach of this Agreement. If the Executive is discharged or suspended, or is subject to any regulatory prohibition or restriction with respect to participation in the affairs of the Bank, he shall continue to perform services for the Company in accordance with this Agreement, subject to the provisions of Section 10 hereof, but shall not directly or indirectly provide services to or participate in the affairs of the Bank in a manner inconsistent with the terms of such discharge or suspension or any applicable regulatory order.

Section 8. Working Facilities and Expenses.

The Executive’s principal place of employment shall be at the Company’s executive offices at the address first above written, or at such other location within Coral Gables at which the Company shall maintain its principal executive offices, or at such other location as the Company and the Executive may mutually agree upon. The Company shall provide the Executive at his principal place of employment with a private office, secretarial services and other support services and facilities including, but not limited to, Internet and Bloomberg Financial Market Commodities and News Access Subscriptions, cellular telephones, pagers and a lap top computer, suitable to his position with the Company and necessary or appropriate in connection with the performance of his assigned duties under this Agreement. The Company shall provide to the Executive for his exclusive use an automobile owned or leased by the Company, or leased by the Executive with reimbursement by the Company, which shall be a Ford Expedition (or an automobile of similar stature and caliber), to be used in the performance of his duties hereunder, including commuting to and from his personal residence. The Company shall reimburse the Executive for his ordinary and necessary business expenses, including, without limitation, all expenses associated with his business use of the aforementioned automobile, fees for memberships in such clubs and organizations as the Executive and the Company shall mutually agree are necessary and appropriate for business purposes, and his travel and entertainment expenses incurred in connection with the performance of his duties under this Agreement, in each case upon presentation to the Company of an itemized account of such expenses in such form as the Company may reasonably require.

Section 9. Termination of Employment with Severance Benefits.

(a) The Executive shall be entitled to and the Company shall pay the severance benefits and amounts described in Section 9(b) herein in the event that his employment with the Company terminates during the Employment Period under any of the following circumstances:

(i) The Executive’s voluntary resignation from employment with the Company within ninety (90) days of the following:

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(A) the failure of the Board to appoint or reappoint or elect or re-elect the Executive to the office of Chairman of the Board or Chief Executive Officer; or

(B) the failure of the stockholders of the Company to elect or re-elect the Executive or the failure of the Board (or the nominating committee thereof) to nominate the Executive for such election or re-election; or

(C) the expiration of a thirty (30) day period following the date on which the Executive gives written notice to the Company of its material failure, whether by amendment of the Company’s Charter or Bylaws, action of the Board or the Company’s stockholders or otherwise, to vest in the Executive the functions, duties, or responsibilities prescribed in Section 3 of this Agreement, unless, during such thirty (30) day period, the Company cures such failure in a manner determined by the Executive, in his discretion, to be satisfactory; or

(D) the expiration of a thirty (30) day period following the date on which the Executive gives written notice to the Company of its material breach of any term, condition or covenant contained in this Agreement (including, without limitation, any reduction of the Executive’s rate of base salary in effect from time to time and any change in the terms and conditions of any compensation or benefit program in which the Executive participates which, either individually or together with other changes, has a material adverse effect on the aggregate value of his total compensation package), unless, during such thirty (30) day period, the Company cures such failure in a manner determined by the Executive, in his discretion, to be satisfactory; or

(E) the relocation of the executive offices of the Company, a distance of more than fifteen (15) miles from its current Coral Gables, Florida location or of more than twenty-five (25) miles from the current address of the Executive’s residence as shown in the records of the Company; or

(ii) subject to the provisions of Section 10, the termination of the Executive’s employment by the Company for any other reason.

(b) Upon the termination of the Executive’s employment with the Company under circumstances described in Section 9(a) of this Agreement, the Company shall pay and provide to the Executive (or, in the event of his death following such termination of employment, provide to his estate):

(i) his earned but unpaid Salary and other compensation (including, without limitation, all items which constitute wages under applicable state law and the payment of which is not otherwise provided for under this Section 9(b)) as of the date of the termination of his employment with the Company, such payment to be made at the

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time and in the manner prescribed by law applicable to the payment of wages but in no event later than thirty (30) days after termination of employment; plus

(ii) the benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained for the benefit of the officers and employees of the Company; plus

(iii) continued group life, health (including hospitalization, medical, major medical and any supplemental insurance coverages), dental, accident and long term disability insurance benefits, in addition to that provided pursuant to Section 9(b)(ii), and after taking into account the coverage provided by any subsequent employer, if and to the extent necessary to provide for the Executive and his dependents, for the Remaining Unexpired Employment Period or to age 65, whichever is later, coverage equivalent to the coverage to which he would have been entitled under such plans (as in effect on the date of his termination of employment, or, if his termination of employment occurs after a Change in Control, on the date of such Change in Control, whichever benefits are greater), if he had continued working for the Company during the Remaining Unexpired Employment Period at the highest annual rate of Salary achieved during that portion of the Employment Period which is prior to the Executive’s termination of employment with the Company, subject to the maximum insurance amounts specified under the Company’s policies, and with such continued coverages to be provided to the Executive at the Company’s expense through COBRA or in any other manner determined by the Committee, to be appropriate including, but not limited to, through the purchase of an individual policy or policies; plus

(iv) within thirty (30) days following his termination of employment with the Company, a lump sum payment, in an amount equal to the greater of (A) or (B) where:

(A) is five times the following: the sum of (1) the highest Salary awarded to the Executive for any of the five fiscal years 2002 through 2006, (2) the highest cash bonuses awarded to the Executive for any of the five fiscal years 2002 through 2006, and (3) the highest cash value of restricted stock grants awarded to the Executive for any one of the five fiscal years 2002 through 2006 (provided, however, that the cash value of the restricted stock grants (determined as of the date of each such grant) included in the calculation will be included only up to an amount which equals fifty percent (50%) of the total of the highest Salary and highest cash bonuses awarded to the Executive in any of the fiscal years 2002 through 2006), and

(B) three times the following: the sum of (1) the highest Salary awarded to the Executive for any of the five fiscal years preceding the Executive’s termination of employment with the Company, (2) the highest cash bonuses awarded to the Executive for any of the five fiscal years preceding the

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Executive’s termination of employment with the Company, and (3) the highest cash value of restricted stock grants awarded to the Executive for any one of the five fiscal years preceding the Executive’s termination of employment with the Company (provided that the cash value of the restricted stock grants shall be determined as of the date of each such grant); plus

(v) within thirty (30) days following his termination of employment with the Company, a lump sum payment in an amount equal to the present value of the additional employer contributions to which he would have been entitled under any and all qualified and non-qualified defined contribution plans maintained by, or covering employees of, the Company, if he were 100% vested thereunder and had continued working for the Company during the Remaining Unexpired Employment Period at the highest annual rate of compensation achieved during that portion of the Employment Period which is prior to the Executive’s termination of employment with the Company, and making the maximum amount of employee contributions, if any, required under such plan or plans, such present value to be determined on the basis of a discount rate, compounded using the compounding period that corresponds to the frequency with which employer contributions are made to the relevant plan, equal to a discount rate, compounded monthly equal to the annualized rate of interest prescribed by the Pension Benefit Guaranty Corporation for the valuation of immediate annuities payable under a terminating single-employer defined benefit plan for the month in which the Executive’s termination of employment occurs; plus

(vi) at the election of the Company made within thirty (30) days following the Executive’s termination of employment with the Company, subject to the consent of the Executive, which shall not be unreasonably withheld, upon the surrender of options or appreciation rights issued to the Executive under any stock option and appreciation rights plan or program maintained by, or covering employees of, the Company a lump sum payment in an amount equal to the product of:

(A) the excess of (I) the fair market value of a share of stock of the same class as the stock subject to the option or appreciation right, determined as of the date of termination of employment, over (II) the exercise price per share for such option or appreciation right, as specified in or under the relevant plan or program; multiplied by

(B) the number of shares with respect to which options or appreciation rights are being surrendered.

For purposes of this Section 9(b)(vi) and for purposes of determining the Executive’s right following his termination of employment with the Company to exercise any options or appreciation rights not surrendered pursuant hereto, the Executive shall be deemed fully vested in all options and appreciation rights under any stock option or appreciation rights plan or program maintained by, or covering employees of, the Company, even if he is not vested under such plan or program; plus

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(vii) at the election of the Company made within thirty (30) days following the Executive’s termination of employment with the Company, subject to the consent of the Executive, which shall not be unreasonably withheld, upon the surrender of any shares awarded to the Executive under any restricted stock plan maintained by, or covering employees of, the Company a lump sum payment in an amount equal to the product of:

(A) the fair market value of a share of stock of the same class of stock granted under such plan, determined as of the date of the Executive’s termination of employment; multiplied by

(B) the number of shares which are being surrendered.

For purposes of this Section 9(b)(vii) and for purposes of determining the Executive’s right following his termination of employment with the Company to any stock not surrendered pursuant hereto, the Executive shall be deemed fully vested in all shares awarded under any restricted stock plan maintained by, or covering employees of, the Company, even if the shares are not vested or earned under such plan; plus

(viii) with the following: (A) the personal use, at the Company’s expense for the Remaining Unexpired Employment Period, of a late model automobile comparable to that used by the Executive prior to his termination of employment; (B) the right of the Executive to purchase, at book value, the membership in up to two country clubs which the Company has maintained for the benefit of the Executive; (C) the transfer to the Executive of the life insurance policies that the Company maintains on the life of the Executive as part of his benefits in accordance with Section 5; (D) the continued use, at the Company’s expense for the Remaining Unexpired Employment Period, of the secretarial services, Internet and Bloomberg Financial Market Commodities and News Access Subscriptions, cellular telephones, pagers and the lap-top computer which had been provided to the Executive immediately prior to his termination of employment; and (E) the right of the Executive to purchase, at book value as shown or calculated in the records of the Company, the furnishings of his office at the Company; and plus

(ix) any and all deferred compensation, including Deferred Option Shares, shall be released and paid to the Executive, except to the extent that such acceleration would result in an excise tax under Section 409A of the Code.

The Company and the Executive hereby stipulate that the damages which may be incurred by the Executive following any such termination of employment are not capable of accurate measurement as of the date first above written and that the payments and benefits contemplated by this Section 9(b) constitute reasonable damages under the circumstances and shall be payable

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without any requirement of proof of actual damage and without regard to the Executive’s efforts, if any, to mitigate damages. In no event shall any of the foregoing provisions of this Section 9(b) entitle the Executive to additional grants of statutory or non-statutory options to purchase shares of common stock of the Company pursuant to any incentive stock option plan then in effect.

(c) The Company and the Executive further agree that the Company may condition the payments and benefits (if any) due under Sections 9(b)(iii), (iv), (v) and (viii) on

(i) the receipt of the Executive’s resignation from any and all positions which he holds as an officer of the Company, the Bank or any subsidiary or affiliate of either of them; provided that the Executive may elect to remain as a non-chairman director on the Board of Directors, notwithstanding his resignation as Chairman of the Board;

(ii) the Executive’s making an offer to the Board of Directors to resign as a director of the Company or a member of a committee of the Board; provided, however, that the Executive’s resignation shall only be final if all of the members of the Board, not including Family Members, as defined in Rule 4200(a)(14) of the Nasdaq Stock Market, vote to accept the offer, at the time the offer is made; and

(iii) if termination occurs other than as specified in Section 11 for termination upon or following a change in control, the execution by the Executive of covenants not to compete with the business of the Company or its affiliates or solicit business customers or employees of the Company or its affiliates for a period of twelve (12) months following the date of such payment, such covenants to contain substantially the terms attached as Exhibit C to this Agreement.

(d) Notwithstanding any provision of this Agreement to the contrary, no payment or benefit will be made to the Executive under this Section 9 prior to the expiration of six months from the date of his termination of employment if such payment or benefit will result in the imposition of an excise tax under Code section 409A.

(i) with respect to the benefits described in Section 9(b)(viii)(A) and (D), if necessary for compliance with section 409A of the Code, the Executive will, for the six-month period commencing with his termination of employment, pay the Company its cost of providing such benefits. Such payment shall be made on the first business day of each month during this period for the prior month. At the end of the six-month period following Executive’s termination of employment, the Company will reimburse him for the payments made during the six-month period.

(ii) with respect to the benefits described in Section 9(b)(viii)(A) and (D), during the Remaining Unexpired Employment Period after the first six-month period, the Company shall make the payments for such benefits within 30 days of the annual billing for such benefits.

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Sectin 10. Termination Without Additional Company Liability.

(a) In the event that the Executive’s employment with the Company shall terminate during the Employment Period on account of:

(i) the discharge of the Executive for “cause,” which, for purposes of this Agreement shall mean: (A) the Executive intentionally engages in dishonest conduct in connection with his performance of services for the Company resulting in his conviction of a felony; (B) the Executive is convicted of, or pleads guilty or nolo contendere to, a criminal act which is a felony; (C) the Executive willfully and materially breaches his fiduciary duties to the Company for personal profit; (D) the Executive’s willful and material breach or violation of any law, rule or regulation (other than traffic violations or similar offenses), or receipt of a final cease and desist order in connection with his performance of services for the Company; or (E) the Executive’s willful and material breach of this Agreement or the Company’s Code of Conduct or Insider Trading Policy, in the forms attached as Exhibits A and B to this Agreement, if, in the opinion of the Company’s Board, such breach is so material in nature that it causes an extraordinary disruption adverse to the Company, and no exception or waiver applying to the breach is granted by the Company’s Board or an authorized committee thereof; or

(ii) the Executive’s voluntary resignation from employment with the Company for reasons other than those specified in Section 9(a);

then, except as provided in Sections 10(b) and (c), the Company shall have no further obligations under this Agreement, other than the payment to the Executive (or, in the event of his death, to his estate) of his earned but unpaid Salary and any and all deferred compensation, including Deferred Option Shares, as of the date of the termination of his employment, and the provision of such other benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained by, or covering employees of, the Company.

(b) For purposes of Section 10(a)(i)(C) or (D), no act or failure to act, on the part of the Executive, shall be considered “willful” unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the written advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for “cause” within the meaning of Section 10(a)(i) unless and until:

(i) the Board first holds a meeting, as to which the Executive was provided thirty (30) days advance written notice and an opportunity to be heard, and such notice specifies in detail the action or inaction alleged to constitute cause and demanding that he remedy such action or inaction; and

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(ii) the Executive shall not have remedied such action or inaction allegedly constituting cause within sixty (60) days after his receipt of such written notice; and

(iii) after such sixty-day period there shall have been delivered to the Executive a Notice of Termination and a certified copy of a resolution duly adopted by the affirmative vote of at least three-fourths of the non-employee members of the Board at a special meeting of the Board at which he was given an opportunity to appear with legal counsel of his choosing to refute any allegations of cause, which meeting was called and held for the purpose of finding that, in the good faith opinion of the Board, the Executive’s action or inaction constituted cause and he did not remedy such action or inaction after demand by the Board.

(c) Nothing in Section 10(b) shall, prior to delivery of a Notice of Termination as provided herein, be deemed to suspend or extinguish the Executive’s entitlement to receive the compensation and other benefits provided under this Agreement. In addition, the Company shall pay reasonable costs and attorneys’ fees incurred by the Executive in connection with any Board action pursuant to Section 10(b) in the event that the Board does not determine that cause exists in accordance with the procedures in said section. In the event that the Company terminates the Executive for cause and, within 30 days after receipt of the Notice of Termination, the Executive notifies the Company that he disputes such termination, the Executive shall still be subject to the duties set forth in Section 3 and entitled to receive the compensation provided under this Agreement until a final and binding judgment is rendered by a court of competent jurisdiction finding that the termination was properly for cause, or until the expiration of a period not to exceed twenty-four (24) months, whichever occurs first. In the event that the termination is found to be properly for cause, all payments subsequent to termination to which the Executive would not otherwise be entitled shall be recoverable by the Company, except to the extent such payments constitute reasonable compensation for services rendered. During such contest period, all insurance benefits shall be maintained and shall not be recoverable if the termination is sustained for cause.

Section 11. Termination Upon or Following a Change in Control.

(a) A Change in Control of the Company (“Change in Control”) shall be deemed to have occurred upon the happening of any of the following events:

(i) the consummation of a transaction that effects the reorganization, merger or consolidation of the Company, respectively, with one or more other persons, other than a transaction following which:

(A) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51 % of the outstanding equity ownership interests in the Company; and

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(B) securities representing at least 51% of the votes entitled to be cast by securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) securities representing at least 51% of the votes entitled to be cast by securities entitled to vote generally in the election of directors of the Company;

(ii) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of outstanding securities of the Company representing 20% or more of the votes entitled to be cast by securities entitled to vote generally in the election of directors, by any person or by any persons acting in concert (other than the Executive or any member of his family or an entity, person, or group acting in concert with him or his family or on his behalf), or approval by the stockholders of the Company of any transaction which would result in such an acquisition;

(iii) a complete liquidation or dissolution of the Company, or approval by the stockholders of the Company of a plan for such liquidation or dissolution;

(iv) the occurrence of any event if, immediately following such event, at least 50% of the members of the board of directors of the Company do not belong to any of the following groups:

(A) individuals who were members of the Board of the Company on the date of this Agreement; or

(B) individuals who first became members of the Board of the Company after the date of this Agreement either:

(I) upon election to serve as a member of the Board of the Company by the affirmative vote of a majority of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

(II) upon election by the stockholders to serve as a member of the Board, but only if nominated for election by the affirmative vote of a majority of the members of the Board, or of a nominating committee thereof, in office at the time of such first nomination;

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Employment Agreement

BankUnited Financial Corporation

provided, however, that such individual’s election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of the Company; or

(v) any event which would be described in Section 11 (a)(i), (ii), (iii) or (iv) if the term “Bank” were substituted for the term “Company” therein.

In no event, however, shall a Change in Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank, or a subsidiary of either of them, by the Company, the Bank, or a subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this Section 11 (a), the term “person” shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

(b) In the event of a Change in Control, the Executive shall be entitled to the payments and benefits contemplated by Section 9(b) in the event of his termination of service with the Company under any of the circumstances described in Section 9(a) of this Agreement or under any of the following circumstances:

(i) resignation, voluntary or otherwise, by the Executive at any time during the Employment Period following his demotion, loss of title, office or significant authority or responsibility, or following any reduction in any element of his package of compensation and benefits;

(ii) resignation, voluntary or otherwise, by the Executive at any time during the Employment Period following any relocation of his principal place of employment or any change in working conditions at such principal place of employment which the Executive, in his reasonable discretion, determines to be embarrassing, derogatory or otherwise adverse;

(iii) resignation, voluntary or otherwise, by the Executive at any time during the Employment Period following the failure of any successor to the Company in the Change in Control to include the Executive in any compensation or benefit program maintained by it or covering any of its executive officers, unless the Executive is already covered by a substantially similar plan of the Company which is at least as favorable to him; or

(iv) resignation, voluntary or otherwise, for any reason whatsoever following the effective date of the Change in Control, but within 36 months of such date.

(c) Payments and benefits under Section 11(b) are subject to the provisions of Section 9(d).

Third Amended and Restated

Employment Agreement

BankUnited Financial Corporation

Section 12. Termination of Employment Due to Death or Disability.

(a) In the event that the Executive’s employment with the Company shall terminate during the Employment Period on account of:

(i) the Executive’s death; or

(ii) a determination that the Executive is eligible for long-term disability benefits under the Company’s long-term disability insurance program or, if there is no such program, under the federal Social Security Act;

then, subject to the provisions of subsection 12(b) and the next immediately succeeding sentence, to be applicable in the event of the Executive’s death, the Company shall have no further obligations under this Agreement, other than the payment to the Executive (or, in the event of his death, to his estate) of his earned but unpaid Salary and any other compensation and any and all deferred compensation, including Deferred Option Shares, as of the date of the termination of his employment, and the provision of such other benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained by, or covering employees of, the Company. Such benefits shall include, without limitation, all stock options and restricted stock granted to the Executive prior to his death, which, as provided under the terms of the stock option agreements and restricted stock agreements, shall become fully vested in the event of the Executive’s death. In the event of the Executive’s death, the payments and benefits described in Sections 9(b)(ii), 9(b)(iii) and 9(b) (viii)(A), (B) and (C) hereof shall be provided to the Executive’s surviving spouse, provided the Company’s obligation to provide the Executive’s surviving spouse with continued health coverage under Section 9(b)(iii) shall continue until she becomes eligible for Medicare, and further provided that after her attainment of Medicare eligibility, the Company shall provide the Executive’s surviving spouse with a monthly payment equivalent to the premium payable at such time for a Medicare supplemental health insurance policy that is sufficient to ensure that her Medicare coverage is at least equivalent or substantially similar to her prior health insurance coverage with the Company.

(b) Notwithstanding the provisions of subsection 12(a) hereof, in the event a Change in Control (as defined in Section 11 of this Agreement) occurs within eighteen (18) months following the effective date of the Executive’s termination of employment with the Company due to his death or disability, the Executive (or his estate, in the event of his death) shall be entitled to receive the payments and benefits that would have been paid to the Executive pursuant to Section 9(b) of this Agreement assuming the Executive’s employment with the Company had terminated following the date such Change in Control occurs; provided, however, the Company’s obligations under this Section 12(b) shall be offset by any compensation, benefits or perquisites previously provided to the Executive’s surviving spouse pursuant to Section 12(a) hereof as a result of the Executive’s death during the Employment Period. In the event that an agreement for a transaction that would constitute a Change in Control has been executed within the eighteen (18) month period after the Executive’s termination of employment with the

Third Amended and Restated

Employment Agreement

BankUnited Financial Corporation

Company due to his death or disability, but final regulatory or shareholder approval of such transaction has not been obtained within the eighteen (18) month period, the provisions of this subsection 12(b) shall extend beyond the eighteen (18) month period until the time such regulatory and shareholder approval is obtained. For purposes of the compensation, benefits or perquisites to be provided to the Executive pursuant to Section 9(b) of this Agreement, the Executive’s “employment termination date” shall be the date immediately following the date such Change in Control occurs and any elections permitted to be made by the Executive pursuant to Section 9(b) may be made by the Executive or his legally appointed representative, whatever the case may be.

Section 13. Tax Indemnification.

(a) This Section 13 shall apply if Executive’s employment is terminated upon or following (i) a Change in Control (as defined in Section 11 of this Agreement); or (ii) a change “in the ownership or effective control” of the Company or the Bank or “in the ownership of a substantial portion of the assets” of the Company or the Bank within the meaning of section 280G of the Code. If this Section 13 applies, then, if for any taxable year, the Executive shall be liable for the payment of an excise tax under section 4999 of the Code with respect to any payment in the nature of compensation made by the Company, the Bank or any direct or indirect subsidiary or affiliate of the Company or the Bank to (or for the benefit of) the Executive, the Company shall pay to the Executive an amount equal to X determined under the following formula:

X	=	ExP
1 - [(F1 x (1 - SLI)) + SLI + E + M]

where

E=	the rate at which the excise tax is assessed under section 4999 of the Code;

P=	the amount with respect to which such excise tax is assessed, determined without regard to this Section 13;

FI=	the highest marginal rate of income -tax applicable to the Executive under the Code for the taxable year in question;

SI=	the sum of the highest marginal rates of income tax applicable to the Executive under all applicable state and local laws for the taxable year in question; and

M=	the highest marginal rate of Medicare tax applicable to the Executive under the Code for the taxable year in question.

Third Amended and Restated

Employment Agreement

BankUnited Financial Corporation

With respect to any payment in the nature of compensation that is made to (or for the benefit of) the Executive under the terms of this Agreement, or otherwise, and on which an excise tax under section 4999 of the Code will be assessed, the payment determined under this Section 13(a) shall be made to the Executive on the first day of the seventh month following the end of the year in which occurs the Executive’s termination of employment.

(b) Notwithstanding anything in this Section 13 to the contrary, in the event that the Executive’s liability for the excise tax under section 4999 of the Code for a taxable year is subsequently determined to be different than the amount determined by the formula (X + P) x E, where X, P and E have the meanings provided in Section 13 (a), the Executive or the Company, as the case may be, shall pay to the other party at the time that the amount of such excise tax is finally determined, an appropriate amount, plus interest, such that the payment made under Section 13(a), when increased by the amount of the payment made to the Executive under this Section 13(b) by the Company, or when reduced by the amount of the payment made to the Company under this Section l3(b) by the Executive, equals the amount that should have properly been paid to the Executive under Section 13(a). The interest paid under this Section l3(b) shall be determined at the rate provided under section 1274(b)(2)(B) of the Code. To confirm that the proper amount, if any, was paid to the Executive under this Section 13, the Executive shall furnish to the Company a copy of each tax return which reflects a liability for an excise tax payment made by the Company, at least 20 days before the date on which such return is required to be filed with the Internal Revenue Service.

(c) Notwithstanding the provisions of Sections 13(a) and (b) above, in the event that the Executive shall be required to pay any additional amount of excise tax under section 4999 of the Code, or any successor to such section, or under any similar federal, State or local tax provision in connection with his receipt of payment in the nature of compensation from the Company, the Bank or any direct or indirect subsidiary or affiliate of the Company or the Bank to (or for the benefit of) the Executive, the Executive shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that, after payment by the Executive of all taxes (and any interest or penalties imposed with respect to such taxes) and the excise tax under the Code and/or State and local tax provision imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the excise tax imposed by the Code or any State or local tax provision upon such compensation. For purposes of this paragraph 13(c), the term “taxes” shall include, but not be limited to, income taxes and the Executive’s share of any employment taxes.

Section 14. No Effect on Employee Benefit Plans or Programs.

The termination of the Executive’s employment during the term of this Agreement or thereafter, whether by the Company or by the Executive, shall have no effect on the rights and obligations of the parties hereto under the Company’s qualified or non-qualified retirement, pension, savings, thrift, profit-sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long term disability

Third Amended and Restated

Employment Agreement

BankUnited Financial Corporation

insurance plans or such other employee benefit plans or programs, or compensation plans or programs, as may be maintained by, or cover employees of, the Company from time to time.

Section 15. Successors and Assigns.

This Agreement will inure to the benefit of and be binding upon the Executive, his legal representatives and testate or intestate distributees, and the Company and its successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Company may be sold or otherwise transferred. Failure of the Company to obtain from any successor its express written assumption of the Company’s obligations hereunder at least sixty (60) days in advance of the scheduled effective date of any such succession shall be deemed a material breach of this Agreement.

Section 16. Notices.

Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

If to the Executive:

Mr. Alfred R. Camner

c/o Camner, Lipsitz and Poller, P .A.

255 Alhambra Circle

Suite 1210

Coral Gables, Florida 33134

with a copy to:

Camner, Lipsitz and Poller, P.A.

255 Alhambra Circle

Suite 1210

Coral Gables, Florida 33134

Attention:

Managing Director

If to the Company:

BankUnited Financial Corporation

255 Alhambra Circle

Coral Gables, Florida 33134

Third Amended and Restated

Employment Agreement

BankUnited Financial Corporation

Attention:

Compensation Committee of the Board of Directors

with a copy to

Morgan, Lewis & Bockius LLP

1111 Pennsylvania Avenue, N.W.

Washington, DC 20004

Attention:

Linda L. Griggs, Esq.

Section 17. Indemnification for Attorneys’ Fees.

The Company shall indemnify, hold harmless and defend the Executive against reasonable costs, including legal fees, incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved, as a result of his efforts, in good faith, to defend or enforce the terms of this Agreement; provided, however, that the Executive shall have substantially prevailed on the merits pursuant to a judgment, decree or order of a court of competent jurisdiction or of an arbitrator in an arbitration proceeding, or in a settlement. For purposes of this Agreement, any settlement agreement which provides for payment of any amounts in settlement of the Company’s obligations hereunder shall be conclusive evidence of the Executive’s entitlement to indemnification hereunder, and any such indemnification payments shall be in addition to amounts payable pursuant to such settlement agreement, unless such settlement agreement expressly provides otherwise.

Section 18. Severability.

A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

Section 19. Waiver.

Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at anyone or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

Section 20. Counterparts.

This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

Third Amended and Restated

Employment Agreement

BankUnited Financial Corporation

Section 21. Governing Law.

This Agreement shall be governed by and construed and enforced in accordance with the federal laws of the United States and, to the extent that federal law is inapplicable, in accordance with the laws of the State of Florida applicable to contracts entered into and to be performed entirely within the State of Florida.

Section 22. Headings and Construction.

The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

Section 23. Entire Agreement; Modifications.

This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto. Executive acknowledges that the Committee may direct the Company’s management to investigate the feasibility of establishing a plan under which the Executive may become eligible to receive retirement benefits, in the event of his retirement from service with the Company and its affiliates. Executive acknowledges and agrees that, in the event that the Committee determines to approve and adopt such a plan, the Committee may condition such approval and adoption of the plan upon such revisions to the severance benefits, and amounts described in Section 9(b) of this Agreement as the Committee deems necessary or appropriate in consideration of the Executive’s total compensation package, including projected retirement benefits.

Section 24. Guarantee.

The Company hereby agrees to guarantee the payment by the Bank of any benefits and compensation to which the Executive is or may be entitled to under the terms and conditions of the employment agreement dated effective as of July 28, 2006 between the Bank and the Executive, a copy of which is attached hereto as Exhibit D (“Bank Agreement”).

Section 25. Non-duplication.

In the event that the Executive shall perform services for the Bank or any other direct or indirect subsidiary of the Company, any compensation, benefits or perquisites provided to the Executive by such other employer shall be applied to offset the obligations of the Company hereunder, it being intended that this Agreement set forth the aggregate compensation, benefits and perquisites payable to the Executive for all services to the Company and all of its direct or indirect subsidiaries.

Third Amended and Restated

Employment Agreement

BankUnited Financial Corporation

Section 26. Required Regulatory Provisions.

Notwithstanding anything herein contained to the contrary, any payments to the Executive by the Company, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section l8(k) of the Federal Deposit Insurance Act, 12 U.S.C. § l828(k), and any regulations promulgated thereunder.

Section 27. Confidentiality and Non-Disparagement

(a) The Executive acknowledges that, during the Term of this Agreement, he will learn or be privy to valuable confidential business information, and he will develop and cultivate on behalf of the Company substantial relationships with past, present and prospective business customers of the Company. During the term of this Agreement with the Company, and thereafter, Executive will not, directly or indirectly, use or disclose to anyone, or authorize disclosure of any confidential information or trade secrets except for the benefit of the Company.

(b) The Executive acknowledges that the confidentiality of the protected information with which the Executive has been or may become privy is essential and proprietary to the Company and is owned and shall continue to be owned by the Company. The Executive agrees that at the termination of his employment, for whatever reason, he will return to the Company immediately any and all documents in whatever form that are in his possession or control and that contain, reflect or refer to confidential information or trade secrets.

(c) The Executive and the Company warrant that it is their intention to agree to restrictions on disclosure of confidential information that are as broad as permitted by Florida law and hereby agree to subscribe to any expansion of the recited agreements as may be authorized by any subsequent amendment to, or interpretation of, Florida law.

(d) The parties further agree that they shall not say, write or otherwise communicate in any manner to any person or entity anything derogatory about the other party, regardless of the truth or falsity of such information, subject, however, to such disclosures as may be required for legal or regulatory purposes.

(e) The Executive acknowledges that this Section 27 is reasonably necessary to protect the business interest of the Company and agrees that, if he engages in activities prohibited by Section 27, irreparable harm to the Company will likely result, for which is a remedy in the form of damages may not be ascertainable. Under such circumstances, the Executive acknowledges that the Company may seek temporary, preliminary or permanent injunctive relief against him in any court of competent jurisdiction upon three days written notice provided to the address listed in Section 16. This Section shall not limit any other legal or equitable remedies that the Company or its successors may have against the Executive for violation of this Agreement. The prevailing party in any action to enforce this Section 27 of this Agreement shall be entitled to attorney’s fees and costs.

Third Amended and Restated

Employment Agreement

BankUnited Financial Corporation

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and the Executive has hereunto set his hand, all as of the day and year first above written.

ATTEST		BANKUNITED FINANCIAL CORPORATION

By:	/s/ Lawrence Blum	By:	/s/ Ramiro A. Ortiz
	Secretary	Name:	Ramiro A. Ortiz
		Title:	President and Chief Operating Officer

[seal]		EXECUTIVE

/s/ Alfred R. Camner
ALFRED R. CAMNER
Chairman of the Board and Chief Executive Officer

Third Amended and Restated

Employment Agreement

BankUnited Financial Corporation

Exhibit List

Exhibit A – Code of Conduct

Exhibit B – Insider Trading Policy

Exhibit C – Terms of Covenant Not to Compete

Exhibit D – Bank Agreement